UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 2, 2010

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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On July 2, 2010, DeVry Inc. announced the appointment Steven P. Riehs as president of K-12, Professional and International Education, a new organizational structure within DeVry Inc.  This new group will include Becker Professional Education, DeVry Brasil and the organization’s other international operations, and Advanced Academics. Riehs will oversee this new group effective October 1, 2010.

Currently the president of DeVry Online Services for DeVry Inc., Riehs joined DeVry in 2004 as vice president and general manager of online operations.  He was named president of DeVry Online Services in 2008.

Prior to joining DeVry, Riehs was CEO of BrainX Inc., an education software company.  Prior to that, he was vice president in the medical division of Kaplan Educational Centers and vice president and chief operating officer of Compass Medical Education.  He was also an assistant professor for 10 years at Rush University.

He has a Master of Business Administration from the University of Chicago Graduate School of Business, and a bachelor’s degree in industrial engineering and management from Northwestern University.

Item 7.01.   Regulation FD Disclosure.

A copy of DeVry’s press release announcing the appointment of Mr. Riehs as president of K-12, Professional and International Education is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this item.

Item 9.01.   Financial Statements and Exhibits.

99.1      Press Release dated July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	July 2, 2010	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 2, 2010.